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
Index and ETF options

Company                                                              Symbol(s)
S&P Canada 60 Index Options                                          SXO
iShares CDN S&P/TSX60 Index Fund                                     XIU - XIZ - LIU - ZUI
iShares CDN S&P/TSX Capped Gold Index Fund                           XGD - XGL - LXG - LGX - ZXG
iShares CDN S&P/TSX Capped Financials Index Fund                     XFN
iShares CDN S&P/TSX Capped Information TechnologyIndex Fund          XIT
iShares CDN S&P/TSX Capped Energy Index Fund                         XEX - XEG - XEE - LGE - ZGE
iShares CDN S&P/TSX Capped Materials Index Fund                      XMA

Stock options

Company                                                              Symbol(s)
Aber Diamond Corp.                                                   ABZ
Abitibi-Consolidated Inc                                             A
ACE Aviation Holdings Inc.                                           ACE
Agnico-Eagle Mines Limited                                           AEM
Agrium Inc.                                                          AGU
Alcan Inc.                                                           AL - VWA - LLA - ZAL
Astral Media Inc.                                                    ACM
ATI Technologies Incorporated                                        ATY - LTY - ZTY
ATS Automation Tooling Systems Inc.                                  ATA
Axcan Pharma Inc.                                                    AXP
Ballard Power Systems Inc.                                           BLD
Bank of Montreal                                                     BMO - LBM - ZBM
Bank of Nova Scotia (The)                                            BNS - LBQ - ZBQ
Barrick Gold Corporation                                             ABX - LBA - ZBA
BCE Inc.                                                             BCE - LBC - ZBC - BCQ - LCQ - ZCQ
Bema Gold Corp.                                                      BGO
Biovail Corporation                                                  BVF
Bombardier Inc.                                                      BBD - LBB - ZBB
Brookfield Asset Man. Inc. Cl. A                                     BAM
CAE Inc.                                                             CAE
Cameco Corporation                                                   CCX - CCO - LOC - ZOC
Canadian Imperial Bank of Commerce                                   CM - LCM - ZMC
Canadian National Railway Company                                    CNR
Canadian Natural Resources Limited                                   CNQ - CNZ - LNQ - LNX - ZNQ
Canadian Oil Sands Trust                                             COS
Canadian Pacific Railway Limited                                     CP
Canadian Tire Corp. Ltd                                              CTC
Canetic Resources Trust                                              CNE
Celestica Inc.                                                       CLS - LLS - ZLS
Centurion Energy International Inc.                                  CUX
CGI Inc. (Group)                                                     GIB
CI Financial Inc.                                                    CIX
Cognos Inc.                                                          CSN
Compton Petroleum Corp                                               CMT
Cott Corp.                                                           BCB
Domtar Inc.                                                          DTC
Duvernay Oil Corp.                                                   DDV
Eldorado Gold Corp.                                                  ELD
Emera Inc.                                                           EMA
Enbridge Inc.                                                        ENB
EnCanaCorporation                                                    ECA - ECX - LCE - ZEC
Enerplus Resources Fund                                              ERF
Ensign Energy Services Inc.                                          ESI
Fairfax Financial Holdings Ltd.                                      FFH
Falconbridge Limited                                                 FAL - LFA
Finning International Inc.                                           FTT
Fording Canadian Coal Trust                                          FDG
George Weston Limited                                                WN
Glamis Gold Ltd.                                                     GLG
Goldcorp Inc.                                                        G - LGA - ZGA
Great-West Lifeco Inc.                                               GWO
Hudbay Mineral                                                       HBM
Husky Energy                                                         HSE - LHS - ZHS
IAMGold Corporation                                                  IMG
IGM Financial Inc.                                                   IGM
Imperial Oil Limited                                                 IMY - IMO
Inco Limited                                                         N - NNX - NX - LNI - LNO - ZNI
Industrial Alliance Insurance and Financial Services Inc.            IAG
IPSCO Inc.                                                           IPS
Ivanhoe Mines                                                        IVN
Kingsway Financial Services Inc.                                     KFS
Kinross Gold                                                         K - NNX - LKK - ZKK
Loblaw Companies Ltd.                                                L
Magna International Inc                                              MG
Manitoba Telecom Services Inc.                                       MBT
Manulife Financial Corporation                                       MFC - LCF - ZCF
MDS Inc.                                                             MDS
Meridian Gold                                                        MNG
Methanex Corporation                                                 MX
Metro Inc.                                                           MRU
National Bank of Canada                                              NA - LNA - ZNA
Nexen Inc.                                                           NXY
Niko Resources Ltd.                                                  NKO
Norbord Inc.                                                         NBD - NBQ
Nortel Networks Corporation                                          NT - VNT - LNT
NOVA Chemicals Corporation                                           NCX
Novelis Inc.                                                         NVL
Onex Corp.                                                           OCX
Open Text Corp                                                       OTC
OPTI Canada Inc.                                                     OPC
Pan American Slvr                                                    PAA
Paramount Resources Ltd.                                             POU
Penn West Energy Trust                                               PWT
Petro-Canada                                                         PCZ - PCA - LCA - LXP - ZCA
Placer Dome. (old)                                                   VDQ - LDQ
Potash Corporation of Sas                                            POT
Power Corporation of Canada                                          POW
Power Financial Corporation                                          PWF
Precision Drilling Trust                                             PD
QLT Phototherapeutics Inc.                                           QLT
Research in Motion Limited                                           RIM
Rogers Communications Inc.                                           RCI
Rona Inc.                                                            RON
Royal Bank of Canada                                                 RYX - RY - LRY - LRX - ZRY
Shaw Comm. Cl. B                                                     SJR
Shell Canada Limited                                                 SHC
Shoppers Drug Mart                                                   SC
Sierra Wireless                                                      SW
Silver Weaton                                                        SLW
SNC-Lavalin Group Inc.                                               SNC
Sobeys Inc.                                                          SBY
Sun Life Financial                                                   SLF
Suncor Energy Inc.                                                   SU - SUX - LSU - LSX - ZSU
Talisman Energy Inc.                                                 TLX - TLM - LLM - ZLM
Teck Cominco Limited Cl. B                                           TCK - LCK - ZCK
TELUS Corporation                                                    T
The Jean Coutu Group (PJC) Inc.                                      PJC
Thomson Corporation (The)                                            TOC
Toronto-Dominion Bank (The)                                          TD - LTD - ZTD
TransAlta Corporation                                                TA
TransCanada Corporation                                              TRP - LTP - ZTP
Trican Well Services Inc.                                            TCW
TSX Group Inc.                                                       X
UTS Energy Corp.                                                     UTS
Western Oil Sands Inc.                                               WTO
Westjet Airlines Ltd.                                                WJA
Yamana Gold                                                          YRI
Yellow Pages Income Fund                                             YLO

Currency options

Name                                                                 Symbol(s)
US Dollar                                                            USZ - USX
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